                                                                    Exhibit 99.5

                     CONSENT OF PERSONS TO BECOME DIRECTORS

         The undersigned hereby consents to the inclusion of his name in this Registration Statement on Form S-1 (File No. 333-39350) as a person to become a director of Ribapharm Inc. upon the consummation of the offering contemplated by this Registration Statement on Form S-1.

September 7, 2000

                                                      /s/ John Vierling
                                                      -----------------


                                      -5-